UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2010
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2361 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment of Bandera Nomination Agreement

Peerless Systems Corporation (the “Company”) has entered into an Amended and Restated Nomination Agreement (the “Amendment”), dated August 26, 2010, with Bandera Partners LLC, Bandera Master Fund L.P., Bandera Partners Management LLC, Gregory Bylinsky, and Jefferson Gramm (collectively, “Bandera”).  The Amendment amends and restates the Nomination Agreement, dated May 14, 2009, entered into between the Company and Bandera (the “Original Agreement”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 15, 2009.

The Amendment was executed in connection with the approval by the Company’s Board of Directors (the “Board”) of a tender offer (the “Offer”) to repurchase up to 13,846,153 shares of its common stock, par value $.001 (the “Common Stock”), at a cash price of $3.25 per share, as further described under Item 8.01 below.

Under the Amendment, Bandera has agreed to tender in the Offer its 3,599,320 shares of Common Stock and to exercise all vested options held by Messrs. Gramm and Bylinsky and tender in the Offer the shares received upon such exercise.

At the closing of the Offer (the “Closing”), Mr. Bylinsky will resign as a director of the Board.  If immediately following the Closing Bandera Parties beneficially own 450,000 or more shares of Common Stock, the size of the Board will be reduced to six directors, comprised of current directors Steven M. Bathgate, Timothy E. Brog, Jefferson Gramm, Jeffrey A. Hammer and Jeffrey S. Wald, and a new director, Eric Kuby.  If immediately following the Closing Bandera beneficially owns 360,000 or more shares of Common Stock, but less than 450,000 shares of Common Stock, the Board will have seven members, including current directors  Bathgate, Brog, Gramm, Hammer, and Wald, and new directors Eric Kuby and Robert Frankfurt.  If immediately following the Closing the Bandera Parties beneficially own less than 360,000 shares of Common Stock, Mr. Gramm will resign, and the size of the Board will be reduced to six directors, including current directors Bathgate, Brog, Hammer and Wald and new directors Messrs. Kuby and Frankfurt.  Further information regarding Messrs. Kuby and Frankfurt is included under Item 5.02 below.

Under the Amendment, the Board may not form an executive committee until the date of the Company’s 2011 annual meeting of stockholders without the unanimous approval of the Board.

The foregoing is a summary of the material terms of the Amendment.  Reference should be made to the full text of the Original Agreement and the Amendment, which is filed herewith as Exhibit 10.1, for a complete understanding of its terms.

The Company also received a letter agreement from Edward Ramsden, a director of the Company and representative of Caburn Capital, LP, that Caburn will tender its 323,672 shares of Common Stock in the Offer and that Mr. Ramsden will resign from the Board effective as of the Closing.  A copy of such letter agreement is attached hereto as Exhibit 99.1.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) As further described under Item 1.01 above, on August 26, 2010, the Company entered into the Amended Agreement with Bandera, which provides that Gregory Bylinsky, one of Bandera’s representatives, will resign from the Board at the Closing of the Offer.  Additionally, Jefferson Gramm, Bandera’s second representative on the Board, will resign from the Board if Bandera beneficially owns less than 360,000 shares of Common Stock immediately following the Closing. Additionally, the Company received a letter agreement from Edward Ramsden, a director of the Company and representative of Caburn Management, that Caburn will tender its 323,672 shares of Common Stock in the Offer and that Mr. Ramsden will resign from the Board effective as of the Closing.

(e)  On August 26, 2010, the Company entered into the Amended Agreement with Bandera, as further described in Item 1.01 hereto.  Under the Amended Agreement, Eric Kuby is expected to be appointed to the Board at the Closing.  Additionally, if Bandera beneficially owns less than 450,000 shares of Common Stock immediately following the Closing, Robert Frankfurt is expected to be appointed to the Board.  In accordance with the Amended Agreement, on August 26, 2010, the Board voted to reduce the size of the Board to 6 directors immediately following the Closing, provided that if Bandera beneficially owns less than 450,000 shares of Common Stock immediately following the Closing, the Board will be comprised of 7 directors.

Mr. Kuby, age 50, has been a Chief Investment Officer and a member of the Investment Committee of North Star Investment Management Corporation, an SEC registered investment advisor, since September 2004.  Previously, he was a Director of Investments at Wachovia Securities and a Senior Portfolio Manager of First Albany Asset Management, where he served on the Investment Strategy Committee specifically responsible for the micro cap portfolio.  Prior to joining First Albany, Eric was Senior Portfolio Manager at Oppenheimer Investment Advisors, Chief Investment Officer at Rodman Advisory Services and Associate Director at Bear Stearns. Eric holds an MBA in Finance as well as a BA in Economics from The University of Chicago.  He holds the Series 7, 63 and 65 securities licenses.  The Board believes that Mr. Kuby’s experience as the Chief Investment Officer of North Star Investment Management Corporation will be valuable to the Company as it explores investment opportunities with its remaining assets after the Offer.

Mr. Frankfurt, age 45, is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006.  From February 2005 through December 2005, Mr. Frankfurt served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund.  From October 2002 through January 2005, Mr. Frankfurt was a private investor.  Mr. Frankfurt graduated from the Wharton School of Business at the University of Pennsylvania with a B.S. in Economics and received an M.B.A. from the Anderson Graduate School of Management at UCLA. The Board believes that Mr. Frankfurt's experience in managing and making investments, including value-oriented investments, will be valuable to the Company as it explores investment opportunities with its remaining assets after the Offer.  Mr. Frankfurt is also a director of WHX Corporation, a diversified global industrial company.

Item 8.01  Other.

On August 26, 2010, the Company announced that its Board of Directors has approved a Offer by the Company to acquire $45 million in shares of its common stock at a cash price of $3.25 per share. The Company intends to commence the Offer as soon as practicable and it will remain open for at least 20 business days.  Under the terms of the Offer, stockholders may tender all or a portion of their shares.  Neither Peerless nor its Board of Directors anticipates making any recommendation to stockholders as to whether to tender or, if so, how many shares to tender.  The Offer is subject to market, economic and business conditions affecting the Company and other customary conditions.  Tenders of shares must be made on or prior to the expiration of the tender offer and shares may be withdrawn at any time on or prior to the expiration of the Offer.  If the Offer is oversubscribed by stockholders, the Company will purchase shares on a pro rata basis in accordance with the number of shares tendered.

On August 27, 2010, the Company issued a press release regarding the foregoing matters, a copy of which is filed herewith as Exhibit 99.1and incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(c)
Exhibit No.  Exhibit

10.1
Amended and Restated Nomination Agreement, dated as of August 26, 2010, by and among Peerless Systems Corporation, Bandera Partners LLC, Bandera Master Fund L.P., Bandera Partners Management LLC, and  Gregory Bylinsky and Jefferson Gramm.

10.2	Letter, dated August 26, 2010, to Peerless Systems Corporation from Edward Ramsden and Caburn Capital, LP.

99.1	Press release, dated August 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: August 26, 2010	By:	/s/ William Neil
		Name:	William Neil
		Title:	Chief Financial Officer